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                                                                  EXHIBIT (5)(a)



            [Miller, Canfield, Paddock and Stone, P.L.C. Letterhead]

                           September 27, 1996


Fund American Enterprises Holdings, Inc.
80 South Main Street
Hanover, New Hampshire 03755-2053

Gentlemen:

         With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") by Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an indeterminate amount of interests in the Source One Mortgage Services Corporation Employee Stock Ownership and 401(K) Savings Plan (the "Plan") and 150,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares"), which may consist of shares already issued or newly issued shares, we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1.      The Registered Shares have been legally authorized.

         2. Those Registered Shares held in the Plan prior to the date hereof are validly issued, fully paid, and nonassessable.

         3. When the Registration Statement has become effective and any newly issued Registered Shares have been acquired at the election of a participant in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                Very truly yours,

                                MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.





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